Exhibit 99.2

ENTECH SOLAR, INC.

FORM OF EXERCISE, SALE OR TRANSFER OF SUBSCRIPTION RIGHTS

To subscribe for shares of Common Stock pursuant to the Basic Subscription Right, please complete line “A” and Section 1 below. To subscribe for shares of Common Stock pursuant to the Over-Subscription Privilege, please complete lines “A” and “B” and Section 1 below.

If you want the Subscription Agent to attempt to sell any of your unexercised Rights, check box “D” below and complete Section 1 below. If you want a new Subscription Certificate evidencing any unexercised Rights delivered to you or to someone else, check box “E” below and indicate the address to which the shares should be delivered in Section 1 below. If you want some or all of your unexercised Rights transferred to a designated transferee, or to a bank or broker to sell for you, check box “F” below and complete Section 2 below.

FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THIS RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, GEORGESON INC., BY CALLING TOLL-FREE AT (800) 676-0098.

A.	Exercise of Basic Subscription Right				D.	Sell any unexercised Rights ☐

	x	$0.1002 per share	=	$
(No. of Shares)		(Subscription Price)		(Cost for Basic Subscription Shares)

B.	Exercise of Over-Subscription Privilege*				E.	Deliver a certificate representing unexercised Rights to the address in Section 1
	x	$0.1002 per share	=	$
(No. of Shares)		(Subscription Price)		(Cost for Over-Subscription Shares)

C.	Total Amount Enclosed		=	$	F.	Transfer Rights to the Transferee designated in Section 2 below
(Total Cost for Basic Subscription plus Over-Subscription Shares)
* The Over-Subscription Privilege may only be exercised if the Basic Subscription Right is exercised in full.

SECTION 1. TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the Rights Offering and I hereby irrevocably subscribe for the number of shares of Common Stock indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus and incorporated by reference herein. I hereby agree that if I fail to pay in full for the shares of Common Stock for which I have subscribed, the Company may exercise any of the remedies provided for in the Prospectus.

TO SELL: If I have checked the box on line D, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus.

Signature(s) of Subscriber(s)

Address for delivery of certificate representing unexercised Rights

If permanent change of address, check here  ☐

Daytime telephone number  (        )

Evening telephone number  (        )

Email address:

SECTION 2. TO TRANSFER RIGHTS (Per Line F): For value received,              of the Rights represented by this Form of Exercise, Sale or Transfer are assigned to:

(Print full name of Assignee and Social Security Number)

(Print full address)

(Signature(s) of Assignor(s))

The signature(s) on this Form of Exercise, Sale or Transfer must correspond with the name(s) of the registered holder(s) exactly as it appears on the face of the Subscription Rights Certificate without any alteration or change whatsoever. In the case of joint registered holders, each person must sign this Form of Exercise, Sale or Transfer in accordance with the foregoing. If you sign this Form of Exercise, Sale or Transfer in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other fiduciary or representative, you must indicate the capacity in which you are signing when you sign and, if requested by the Subscription Agent in its sole and absolute discretion, you must present to the Subscription Agent satisfactory evidence of your authority to sign in that capacity.

The signature must be guaranteed by an Eligible Guarantor Institution, as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, which may include: (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union.

Signature (name of bank or firm):

Guaranteed by (signature/title):

Please complete all applicable information and return to the Subscription Agent:

COMPUTERSHARE TRUST COMPANY, N.A.

BY FIRST CLASS MAIL ONLY:	BY OVERNIGHT DELIVERY:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
Attn: Entech Solar Rights Offering	Attn: Entech Solar Rights Offering
P.O. Box 859208	161 Bay State Drive
Braintree, MA 02185-9208	Braintree, MA 02184

DELIVERY OF THIS FORM OF EXERCISE, SALE OR TRANSFER TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.